As filed with the Securities and Exchange Commission on January 11, 2021

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	2000	20-2000871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 – 740 McCurdy Road

Kelowna, BC Canada V1X 2P7

1-250-765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Bunka

Lexaria Bioscience Corp.

#100 – 740 McCurdy Road

Kelowna, British Columbia V1X 2P7

1-250-765-6424

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 Telephone: (212) 930-9700	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-250326

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Common stock, par value $0.001 per share		$1,839,994.00	$200.74
Warrants to purchase common stock		—	—
Common stock issuable upon exercise of warrants		$36,792.48	$4.01
Pre-funded warrants to purchase common stock			—
Common stock issuable upon exercise of pre-funded warrants	$		$-
Representative’s warrants to purchase common stock		—	—
Shares of common stock issuable upon exercise of representative’s warrants(2)		$184,000	$20.07
Total		$2,060,786.48	$224.83	(7)

(1)

Represents only the additional dollar amount of securities being registered and includes the additional dollar amount of securities that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-250326).

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Lexaria Bioscience Corp. (the “Company”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-250326) filed by the Company with the SEC on January 6, 2021, as amended on January 7, 2021, and declared by the SEC effective on January 11, 2021, including the exhibits thereto, are incorporated herein by reference.

We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $2,060,786.48.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Davidson & Company LLP
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on the 11th day of January, 2021.

LEXARIA BIOSCIENCE CORP.

By:	/s/ Christopher Bunka
Christopher Bunka
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:

/s/ Christopher Bunka	Chief Executive Officer and Chairman	January 11, 2021
Christopher Bunka	(Principal Executive Officer)

/s/ Allan Spissinger	Chief Financial Officer	January 11, 2021
Allan Spissinger	(Principal Financial and Accounting Officer)

/s/ John Docherty*	President and Director	January 11, 2021
John Docherty

/s/ Nicholas Baxter*	Director	January 11, 2021
Nicholas Baxter

/s/ Ted McKechnie*	Director	January 11, 2021
Ted McKechnie

/s/ Brian Quigley*	Director	January 11, 2021
Brian Quigley

* By: /s/ Christopher Bunka	Attorney in fact	January 11, 2021
Christopher Bunka

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